                                AMENDMENT NO. 12
                                       TO
               SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                                 CLASS C SHARES
                     METLIFE INVESTORS DISTRIBUTION COMPANY

     AMENDMENT NO. 12 to Second Amended and Restated Distribution Agreement ("Amendment No. 12"), dated as of April 28, 2008, by and between Met Investors Series Trust (the "Trust") and MetLife Investors Distribution Company ("MID").

     The Trust and MID agree to modify and amend the Second Amended and Restated Distribution Agreement relating to Class C Shares dated as of August 30, 2002, as amended on May 1, 2003, November 1, 2003, April 30, 2004, November 3, 2004, May 1, 2005, September 30, 2005, November 1, 2005, December 19, 2005, May 1,
2006, November 1, 2006 and May 1, 2007 (the "Original Agreement" or "Agreement") as herein provided. All terms used in this Amendment No. 12, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

     1. New Portfolios. The Trust hereby authorizes MID to participate in the distribution of Class C shares of the following new portfolios ("New Portfolios") on the terms and conditions contained in the Agreement:

          American Funds Balanced Allocation Portfolio
          American Funds Growth Allocation Portfolio
          American Funds Moderate Allocation Portfolio
          American Funds Global Small Capitalization Portfolio
          Met/Franklin Income Portfolio
          Met/Franklin Mutual Shares Portfolio
          Met/Templeton Growth Portfolio
          Met/Franklin Templeton Founding Strategy Portfolio

     2. Compensation. Section 5 of the Second Amended and Restated Distribution is hereby amended to read in whole as follows:

          As compensation to MID for services rendered and expenses borne as a distributor hereunder, each Portfolio, except American Funds Balanced Allocation Portfolio, American Funds Growth Allocation Portfolio, American Funds Moderate Allocation Portfolio, American Funds Bond Portfolio (formerly Met/American Bond Portfolio), American Funds Growth Portfolio (formerly Met/American Growth Portfolio), American Funds Growth-Income Portfolio (formerly Met/American Growth-Income Portfolio) and American Funds International Portfolio (formerly Met/American International Portfolio), shall pay MID a monthly fee (payable on or before the fifth (5th) business day of the following month) at a rate equal to 0.50% per annum of the average daily net assets of the Portfolio attributable to Class C shares with respect to which MID provides services and/or assumes expenses under the Class C Distribution Plan. Each of the above American Funds Portfolios shall pay MID a monthly rate equal to 0.55% per annum of average daily net assets. MID may, but need not, pay or charge Participating Insurance Companies pursuant to Sales Agreements, as described in Section 2 hereof.

     3. Effective Date. The effective date of this Amendment No. 12 shall be April 28, 2008 with respect to the New Portfolio.

     4. Duration of Agreement. This Agreement shall continue in effect until August 31, 2009 with respect to the New Portfolios and thereafter will continue on a year to year basis with respect to the New Portfolios only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     5. Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which MID is authorized to distribute Class C Shares, is hereby replaced in its entirety by Schedule A attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 12 as of the date first above set forth.

MET INVESTORS SERIES TRUST     METLIFE INVESTORS DISTRIBUTION COMPANY


By: /s/ Jeffrey A. Tupper      By: /s/ Richard C. Pearson
    ----------------------         -----------------------------------
    Jeffrey A. Tupper
    Treasurer

                                   SCHEDULE A
                                       TO
                                AMENDMENT NO. 12
                             DISTRIBUTION AGREEMENT
                                 CLASS C SHARES

Portfolios in Original Agreement:

J.P. Morgan Quality Bond Portfolio
J.P. Morgan Small Cap Stock Portfolio (now known as Met/Putnam Capital Opportunities Portfolio)
J.P. Morgan Enhanced Index Portfolio
J.P. Morgan Select Equity Portfolio
J.P. Morgan International Equity Portfolio
Lord Abbett Bond Debenture Portfolio
Lord Abbett Mid-Cap Value Portfolio
Lord Abbett Developing Growth Portfolio
Lord Abbett Growth and Income Portfolio
Lord Abbett Growth Opportunities Portfolio (now known as Van Kampen Mid Cap Growth Portfolio)
PIMCO Total Return Portfolio
PIMCO Money Market Portfolio (now known as Money Market Portfolio)
PIMCO Innovation Portfolio (now known as RCM Global Technology Portfolio)
MFS Mid Cap Growth Portfolio (now known as T. Rowe Price Mid Cap Growth
Portfolio)
MFS Research International Portfolio
Met/Putnam Research Portfolio
Janus Aggressive Growth Portfolio (now known as Legg Mason Aggressive Growth Portfolio)
Oppenheimer Capital Appreciation Portfolio
Met/AIM Small Cap Growth Portfolio
Met/AIM Mid Cap Equity Portfolio
State Street Research Concentrated International Portfolio (now known as Harris Oakmark International Portfolio)
Third Avenue Small Cap Value Portfolio

Portfolios Added by Amendment No. 1:

Lord Abbett America's Value Portfolio
PIMCO Inflation Protected Bond Portfolio

Portfolios Deleted by Amendment No. 1:

J.P. Morgan Enhanced Index Portfolio
J.P. Morgan International Equity Portfolio
Lord Abbett Developing Growth Portfolio

Portfolios Added by Amendment No. 2:

Met/American Growth Portfolio (renamed American Funds Growth Portfolio) Met/American Growth-Income Portfolio (renamed American Funds Growth-Income Portfolio)
Met/American International Portfolio (renamed American Funds International Portfolio)
Met/American Bond Portfolio (renamed American Funds Bond Portfolio)

Portfolios Added by Amendment No. 3:

Neuberger Berman Real Estate Portfolio (renamed Clarion Global Real Estate Portfolio)
Turner Mid-Cap Growth Portfolio
Goldman Sachs Mid-Cap Value Portfolio

Portfolios Added by Amendment No. 4:

MetLife Defensive Strategy Portfolio
MetLife Moderate Strategy Portfolio
MetLife Balanced Strategy Portfolio
MetLife Growth Strategy Portfolio
MetLife Aggressive Strategy Portfolio

Portfolios Added by Amendment No. 5:

Van Kampen Comstock Portfolio

Portfolios Deleted by Amendment No. 5:

J.P. Morgan Quality Bond Portfolio
J.P. Morgan Select Equity Portfolio
Money Market Portfolio

Portfolios Added by Amendment No. 6:

Cyclical Growth and Income ETF Portfolio
Cyclical Growth ETF Portfolio

Portfolios Added by Amendment No. 7:

Legg Mason Value Equity Portfolio

Portfolios Deleted by Amendment No. 7:

Met/Putnam Research Portfolio

Portfolios Added by Amendment No. 8:

Lazard Mid-Cap Portfolio

Portfolios Deleted by Amendment No. 8:

Met/AIM Mid Cap Core Equity Portfolio

Portfolios Added by Amendment No. 9:

Met/AIM Capital Appreciation Portfolio
Batterymarch Growth and Income Portfolio
Batterymarch Mid-Cap Stock Portfolio
Federated High Yield Portfolio (now known as BlackRock High Yield Portfolio) Loomis Sayles Global Markets Portfolio
Mercury Large-Cap Core Portfolio (now known as BlackRock Large Cap Core
Portfolio)
MFS Emerging Markets Equity Portfolio
MFS Value Portfolio
Pioneer Fund Portfolio
Pioneer Strategic Income Portfolio
Pioneer Mid-Cap Portfolio
Dreman Small-Cap Value Portfolio
Janus Capital Appreciation Portfolio
Legg Mason Partners Managed Assets Portfolio

Portfolios Added by Amendment No. 10:

Strategic Growth and Income Portfolio
Strategic Growth Portfolio
Strategic Conservative Growth Portfolio

Portfolios Added by Amendment No. 11:

Rainier Large Cap Equity Portfolio

Portfolios Added by Amendment No. 12:

American Funds Balanced Allocation Portfolio
American Funds Growth Allocation Portfolio
American Funds Moderate Allocation Portfolio
American Funds Global Small Capitalization Portfolio
Met/Franklin Income Portfolio
Met/Franklin Mutual Shares Portfolio
Met/Templeton Growth Portfolio
Met/Franklin Templeton Founding Strategy Portfolio

Portfolios Deleted by Amendment No. 12:

MFS Value Portfolio
Batterymarch Mid-Cap Stock Portfolio